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                                                            EXHIBIT 23.7

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 13, 1995, with respect to the financial statements of Signet Paging of Charlotte, Inc. included in ProNet Inc.'s Current Report on Form 8-K/A dated March 1, 1995, both filed with the Securities and Exchange Commission.



/s/ GREER & WALKER, LLP
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Greer & Walker, LLP

September 13, 1995
Charlotte, North Carolina